Exhibit 99.g.1.i

REVISED - December 2009

The UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolios Trust

Portfolio Implementation Group

Any two of the individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

David Birkenkamp

Catherine Macrae

Karen Mitidiero

Denise Honour

Anthony Marnell

Reuben Barreto

Christopher Fisk

Joseph Anderson

Shelley Aron

Dave Floyd

Monika Budyn

The following individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph Allessie

Mark Kemper

Thomas Disbrow

Revised – December 2009

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolio Trust – Enhanced Yield Portfolio

Fixed Income Group

David Michael

Kris Dorr

Debbie Johnson

James Law

Yu Chen Lin

Ryan Nugent

Ryan Raymond

Robert Sabatino

Uwe Schillhorn

Eric Staudt

Justin Tabellione

Mary May

Jeff Halen

David Rothweiler

Alejandro Urbina

Alexander Nagel

Steven Liu

Mark Gunn

Susie Clarke

Sarah Collins

Dave Hoskins

Tim Winstone

Brian Fehrenbach

Branimir Petranovic

Aristoteles Damianidis

Damian Cronin

Ian Packer

Colin Rooney

Lionel Oster

Julian Steeds

Konstantin Liedman

Christian Jochum

David Ric

Bob Jolly

Michael G. Dow

Scott Dolan

Tarun Puri

David Kim

Amar Reganti

Shu Yang Tan

Hongbing Hsu

Alix Stewart

Dave Maynard

John Athow

Uta Fehm

John Dugenske

Elbride T. Gerry III

Kevin McIntyre

Philip Tartaglia

Erin Houston

Jodi Furman

Matthew Iannucci

Craig Ellinger

Rob Kilgour

Revised – December 2009

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

Equity Department

Paul Harvey

James Malles

Michael Abellera

Robert A. Durante

Bojan Petrovich

Jason Mullin

David Bailey

Revised – December 2009

ALL FUNDS

Trade Support

Authorized to verify executed trades

Denise Holman

Earl Hall

Vicky Kammerer

Bill Nicholas

Neal Wilson

Telisa Felder

Mary Keigher

Simon Ball

Christina Mika

Raquel Rabago

Sapna Nagi

Rich Froling

Revised – December 2009

Persons Authorized to Act for Corporate and Class Actions for the following Funds: UBS Funds; UBS Relationship Funds; SMA Relationship Trust; Fort Dearborn Income Securities, Inc.; UBS Supplementary Trust; and UBS Private Portfolio Trust – Enhanced Yield Portfolio

Mary A. Drummond

Sally Stoffel

Sue O’Shea

Natasha Wells

Vic Robinson

Laura Rivett

Dan Summerfield

Yen Peng Tan

Ahamad Maricar

Shelley Aron

Michael Dantas